UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

American Outdoor Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39366	84-4630928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Route Z

Columbia, Missouri 65202

(Address of principal executive offices) (Zip Code)

(800) 338-9585

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	AOUT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	Regulation FD Disclosure.

Our company, currently a wholly owned subsidiary of Smith & Wesson Brands, Inc., or SWBI, previously filed with the Securities and Exchange Commission, or the Commission, a registration statement on Form 10, as amended, or the Registration Statement, relating to the pro rata distribution of shares of our common stock to SWBI stockholders, or the Distribution, in connection with the spin-off of our company from SWBI. The Registration Statement includes an Information Statement that describes the Distribution and provides information regarding our business. On August 3, 2020, the Commission declared the Registration Statement effective. As further described in the Information Statement, the Distribution is expected to occur at 12:01 a.m., Eastern Time, on August 24, 2020. The final Information Statement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibits

99.1	American Outdoor Brands, Inc. Information Statement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS, INC.

Date: August 4, 2020	By:	/s/ Brian D. Murphy
Brian D. Murphy
President and Chief Executive Officer